EXHIBIT 10.1(a)

                               FIRST AMENDMENT TO
                              PRODUCTION AGREEMENT

         This FIRST AMENDMENT ("Amendment") is made and entered into this 31st day of July, 2003, by, between and among ADVANCED MEDIA, INC., a Delaware corporation, formerly known as Advanced Knowledge, Inc. and doing business as Advanced Media ("Advanced"), on the one hand, and, THE HATHAWAY GROUP, a New York corporation ("Hathaway"), on the other hand, with respect to the following:

                                    RECITALS

         A. On January 5, 1998, Advanced and Hathaway March 18, 1998, Advanced (then known as Advanced Knowledge, Inc., a Delaware corporation") executed a Production Agreement ("Production Agreement"), pursuant to which Advanced and Hathaway agreed to jointly produce six (6) work force training videos;

         B. As of the date hereof, the parties have produced five (5) of the six
(6) videos and the Production Agreement expired by its own terms in January, 2000.

         C. The parties mutually desire to ratify and confirm the Production Agreement from January, 2000 to the date hereof and to amend the Production Currently to extend the expiration date to December 31, 2005, all in accordance with and upon the terms and conditions stated herein;

         NOW THEREFORE, in consideration of mutual promises and covenants, and conditions herein contained, the parties agree as follows:

         1. Recitals. The recitals stated above are incorporated herein by this reference as if set forth in full at this point.

         2. Ratification and Confirmation. Upon execution of this Amendment, the parties ratify and confirm that from January, 2000, to the date hereof, the Production Agreement was in full force and effect and that they shall be bound by it with regard to any productions generated by them during that time frame.

         3. Amendment and Extension of Expiration Date. Upon execution of this Amendment, the parties amend, retroactively if necessary, the term of the Agreement thereby extending the expiration date to December 31, 2005.

         4. No Other Changes. The ratification and confirmation of the Agreement and the extension of the expiration date of the Agreement are and shall be the only changes, modifications, amendments or alterations to or of the terms and conditions of the Agreement. Except for the extension of the expiration date, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

         5. Other Terms Unchanged. Except as expressly modified herein, the balance of the terms of the Agreement shall remain unchanged by this Amendment and shall be in full force and effect.
..
         The parties hereto have executed this Amendment as set forth below, and the effective date of this Amendment shall be the latest date of execution.

"Advanced":
Advanced Media, Inc.,
a Delaware corporation


/S/ BUDDY YOUNG
---------------------------
BUDDY YOUNG, President


"Hathaway":

The Hathaway Group, Inc.,
A New York corporation


/S/ STEVE KATTEN
---------------------------
STEVE KATTEN, President


                                        2